SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PARATEK PHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paratek Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Wednesday, June 15, 2017 at 8:00 a.m. local time at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 for the following purposes:

1.	To elect our two nominees as Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To consider and approve a non-binding advisory vote on the compensation of our named executive officers.
3.	To consider and approve a non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.
4.	To consider and approve the Paratek Pharmaceuticals, Inc. Annual Incentive Plan.
5.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.
6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 17, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. If you are a stockholder of record, you may vote in person at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received, and submit your proxy by Internet, telephone or signing, dating and returning the proxy card included in these materials. You may still attend the meeting and vote in person, even if you have already voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a voting instructions form from that record holder.

By Order of the Board of Directors,

William M. Haskel

Corporate Secretary

Boston, Massachusetts

April 21, 2017

PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2017

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.paratekpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, by sending a written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Paratek Pharmaceuticals, Inc., or Paratek, is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 21, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second Notice, on or after May 12, 2017.

How do I attend the Annual Meeting?

The meeting will be held on June 15, 2017 at 8:00 a.m. local time at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 27,130,978 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 17, 2017 your shares were registered directly in your name with Paratek’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 17, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, although in order to gain entrance, you must show proof of share ownership, such as a current account statement. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy or broker’s proxy card form from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of two Class I directors;
•	Non-binding advisory vote on the compensation of our named executive officers;
•	Non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of our named executive officers;
•	Approval of the Paratek Pharmaceuticals, Inc. Annual Incentive Plan; and
•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the non-binding advisory vote on the compensation of our named executive officers, approval of the Paratek Pharmaceuticals, Inc. Annual Incentive Plan and to ratify the selection of Ernst & Young, LLP, you may vote “For” or “Against” or abstain from voting. For the non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of our named executive officers, you may vote “One Year,” “Two Years” or “Three Years” or abstain from voting.

The procedures for voting are simple:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on June 14, 2017 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic voting instruction form. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 14, 2017 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received information containing voting instructions from that organization rather than from Paratek. Simply follow the voting instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2017.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable rules deem the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 through 4 without your instructions, but may vote your shares on Proposal 5 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees as Class I directors, “For” the non-binding advisory vote on the compensation of our named executive officers; “Three Years” for the non-binding advisory vote on frequency of vote on named  executive officer compensation; “For” the Paratek Pharmaceuticals, Inc. Annual Incentive Plan; and “For” the ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record:  Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2017, to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116; provided, however, that if our 2018 annual meeting of stockholders is held before May 16, 2018, or after July 15, 2018, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 15, 2018, and no later than March 17, 2018, except that if our 2018 annual meeting of stockholders is held before May 16, 2018, or after July 15, 2018, notice by the stockholder to be timely may be received not later than the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, votes “For,” “Withhold” and broker non-votes, (b) with respect to other Proposals 2 and 4, votes “For,” “Against” and broker non-votes, (c) with respect to Proposal 3, “One Year,” “Two Years,” “Three Years” and broker non-votes and (d) with respect to Proposal 5, “For,” “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 5, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NASDAQ Stock Market, or NASDAQ, to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Abstentions and broker non-votes will have no effect on the results of this vote

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The approval of the non-binding advisory vote for the compensation of our named executive officers requires the affirmative vote of a majority of the shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. This vote is advisory and therefore will not be binding on the Company. Abstentions and broker non-votes will have no effect on the results of this vote. For the advisory vote to approve the frequency of holding future advisory votes on the compensation of our named executive officers, the option of “One Year,” “Two Years” or “Three Years” that receives the highest number of votes present, in person or by proxy, at the Annual Meeting will be the frequency that has been approved by stockholders on an advisory basis.  This vote is advisory and therefore will not be binding on the Company. Abstentions and broker non-votes will have no effect on the results of this vote.

•

The approval of the Paratek Pharmaceuticals, Inc. Annual Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote. The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2017, requires the affirmative vote of a majority of the shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 27,130,978 shares outstanding and entitled to vote. Thus, the holders of 13,565,489 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

All references to “Paratek,” “we,” “us” or “our” in this Proxy Statement mean Paratek Pharmaceuticals, Inc., the combined company.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are two directors in the class whose term of office expires in 2017. Each of the nominees listed below is currently a director of Paratek. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. Eight of eight directors then in office attended the 2016 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Paratek. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following table sets forth certain information as of March 31, 2017, with respect to our directors, including the two persons nominated for election by our Board of Directors at the Annual Meeting.

Name	Age	Class	Year term expires	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael F. Bigham, Chief Executive Officer	59	I	2017
Thomas J. Dietz, Ph.D.	53	II	2019	C	✓
Timothy R. Franson, M.D.	65	II	2019		✓	✓
Richard J. Lim	45	III	2018
Evan Loh, M.D., President, Chief Operating Officer, and Chief Medical Officer	58	II	2019
Kristine Peterson	57	III	2018	✓		✓
Robert S. Radie	53	I	2017		✓	C
Jeffrey Stein, Ph.D.	62	III	2018	✓	C

"C" indicates chair of the committee.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Michael F. Bigham was appointed Chief Executive Officer and Chairman of Paratek Pharmaceuticals, Inc.’s Board of Directors in June 2014 (prior to its merger with Transcept Pharmaceuticals, Inc.). Mr. Bigham has more than 25 years of senior leadership experience in the biopharmaceutical industry.  From January 2003 to November 2015, he was a general partner at Abingworth LLP, a leading international investment group dedicated to life sciences and healthcare. In November 2015, Mr. Bigham became part time Executive Partner at the firm.  He currently serves as a member of the board of directors of Adamas Pharmaceuticals and InMediata. He has held several directorships, including at Avila Therapeutics (where he was also the founding Chairman and CEO), Magellan Biosciences, Portola Pharmaceuticals, Supernus Pharmaceuticals, Avedro and Valeritas. Mr. Bigham was formerly Vice Chairman of Corixa Corporation, a publicly traded biotechnology company, and was President and Chief Executive of Coulter Pharmaceuticals, a publicly-traded oncology company, until it merged into Corixa. Previously, he was an early employee at Gilead Sciences where he served in various capacities, including Executive Vice President of Operations and Chief Financial Officer. Before joining Gilead Sciences, Mr. Bigham was a Partner at Hambrecht & Quist where he became Co-Head of Healthcare Investment Banking. Mr. Bigham received his B.S. from the University of Virginia and qualified as a C.P.A. before completing his M.B.A. at Stanford University.

We believe that Mr. Bigham possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Robert S. Radie has served on our Board of Directors since October 2014.  Mr. Radie has been the President and Chief Executive Officer of Egalet since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular, Inc. from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick Pharmaceuticals, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has served as a director of Affinium Pharmaceuticals, Ltd., a specialty pharmaceutical company, from July 2012 to March 2014. He currently serves as a director of Horse Power For Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2007, as well as director of Veloxis, a public commercial-stage company since June 2016. Mr. Radie currently serves on the board of Life Sciences of Pennsylvania, formerly Pennsylvania Bio. Mr. Radie received his B.S. in chemistry from Boston College.

We believe Mr. Radie’s qualifications to sit on the Board of Directors include his experience in management positions with biopharmaceutical companies, including publicly-traded companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTILTHE 2018 ANNUAL MEETING

Richard J. Lim, M.B.A. has served on our Board of Directors since October 2014. Mr. Lim has served as a General Partner at Omega Funds since 2008 and has over 20 years in principal investment and strategic consulting, all within life science and healthcare. From 2002 to 2008, he was a General Partner at MVM Life Science Partners, a life science focused venture capital firm. Mr. Lim founded MVM Life Science’s U.S. investment operations. He was previously a Vice President at Saunders, Karp & Megrue, a private equity firm (now known as Apax Partners Inc), where he specialized in healthcare growth capital and leveraged transactions. Prior to Saunders, Karp & Megrue. Mr. Lim was a Manager at LEK Consulting, providing strategic advice to life science companies. He was also an associate with M&A investment bank BT Wolfensohn. He currently serves as a catalyst advisor of the Deshpande Center at the Massachusetts Institute of Technology. He received his A.B. from Harvard University and his M.B.A. from the Harvard Business School.

We believe Mr. Lim’s qualifications to sit on the Board of Directors include his experience consulting, investing in and growing biotechnology companies and extensive experience in finance, capital markets and investing. In addition, Mr. Lim has served on many boards of directors and we believe he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Kristine Peterson has served on our Board of Directors since March 2016.  In her previous role as Chief Executive Officer at Valeritas, Inc., from June 2009 to February 2016, she evolved the organization from an early stage company to a fully commercial operation, following the U.S. and EU approvals of its drug-device in type-2 diabetes. Ms. Peterson has more than 30 years of industry experience, including as Company Group Chair of Johnson & Johnson's (J&J) biotech groups. In that role, she was responsible for research, development, manufacturing, and commercialization of oncology, immunology, and other biotechnology therapeutics for J&J. Previously, she was Executive Vice President for J&J's global strategic marketing organization. Prior to J&J, she was Senior Vice President, Commercial Operations for Biovail Corporation and President for Biovail Pharmaceuticals. Earlier, she spent 20 years with Bristol-Myers Squibb where she held assignments of increasing responsibility in marketing, sales, and general management, including running the cardiovascular/metabolics business unit and the generics division. Ms. Peterson is currently a member of the boards of Amarin Corporation and ImmunoGen, Inc. and an advisor to the Healthcare Businesswoman's Association. She has a B.S. and an M.B.A. from the University of Illinois at Champaign-Urbana.

We believe Ms. Peterson’s qualifications to sit on the Board of Directors include her strong background in pharmaceutical industry leadership and market development.

Jeffrey Stein, Ph.D. has served on our Board of Directors since October 2014. Dr. Stein has been the President, Chief Executive Officer and Director of Cidara Therapeutics since 2014. Prior to joining Cidara, Dr. Stein was Chief Executive Officer of Trius Therapeutics from its founding in 2007 until its acquisition by Cubist Pharmaceuticals in September 2013. Dr. Stein is a founder and current Chairman of the Antimicrobial Working Group, an industry leading 501(c)(6) organization. He presently also serves on the board of directors of Ideaya Biosciences, a privately held company.  Previously, Dr. Stein was a Venture Partner and Kauffman Fellow with Sofinnova Ventures and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova Ventures, Dr. Stein was co-founder and Chief Scientific Officer of Quorex Pharmaceuticals, which was acquired by Pfizer Pharmaceuticals in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein conducted his postdoctoral research as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology and his graduate work as a NASA Graduate Student Researcher Fellow at the University of California, San Diego.

We believe Dr. Stein’s qualifications to sit on the Board of Directors include his prior executive management roles at multiple biopharmaceutical companies, including several focused on development of antibacterials, his medical and research backgrounds, and experience in the healthcare financing industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Thomas J. Dietz, Ph.D.  has served on the Company’s Board of Directors since October 2014.  Dr. Dietz has been Chairman and CEO of Waypoint Holdings, LLC, a diversified financial holdings and services company, since December 2010. Dr. Dietz was previously co-CEO and then CEO and a director of Pacific Growth Equities, LLC, an investment bank and institutional brokerage firm, from 2004 to January 2009, when the firm was acquired by Wedbush Securities, or Wedbush, a financial services firm. Dr. Dietz subsequently served as head of the investment banking division at Wedbush until November 2010. Dr. Dietz joined Pacific Growth in 1993 and served in various roles, including senior roles in equities research and investment banking, prior to taking the CEO role there. Dr. Dietz currently serves as Chairman on the boards of Eiger BioPharmaceuticals, Inc., AgBiome, LLC and Virobay, Inc. and is a director of Leap Therapeutics, Inc. He also serves as a member on various other private company boards. He previously served on the board of Transcept Pharmaceuticals, Inc. from April 2013 until its merger with Paratek on October 30, 2014.  Previously, Dr. Dietz was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University in St. Louis.

We believe Dr. Dietz’s qualifications to sit on the Board of Directors include his medical and research backgrounds and extensive experience in the financial services industry.

Timothy R. Franson, M.D. has served on the Company’s Board of Directors since July 2015. Since April 2014, Dr. Franson has been the Chief Medical Officer for YourEncore, a consultancy that helps global life sciences and consumer health companies accelerate new product pipelines and bring safer, more effective products to consumers. From 2009 to 2014, he was a Principal in FaegreBD Consulting's health and biosciences sector where he led the firm’s global regulatory affairs practice. Until 2008, Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories (Eli Lilly and Company). Dr. Franson has been directly involved in dozens of successful major regulatory approvals, and he has extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development. He has co-chaired working groups for several industry initiatives, including the joint Food and Drug Administration, or FDA, industry working group addressing clinical aspects of the FDA Modernization Act of 1997. Dr. Franson served as the President of the US Pharmacopeia Convention (USP), which establishes drug quality standards enforced by regulators such as FDA, from 2010 to 2015, and continues to serve on the organization’s Board of Trustees as immediate Past President. In addition, Dr. Franson serves on the board of directors for Cidara Therapeutics and recently joined the board of directors for the Critical Path Institute, which collaborates with FDA and industry in innovation advances. He served on the board of directors for Myrexis (formerly Myriad) Pharmaceuticals from 2010 to 2013. Dr. Franson received his medical degree from the University of Illinois College of Medicine.

We believe Dr. Franson’s qualifications to sit on the Board of Directors include his extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development (small and large molecule) relating to interactions with the FDA for policy and product issues, as well as interactions with global regulators.

Evan Loh, M.D.  has served as Chief Operating Officer since January 2017 and on the Company’s Board of Directors and as our President and Chief Medical Officer since October 2014. Dr. Loh was appointed President of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) in June 2014 and Chief Medical Officer in June 2012 and was the Chairman of the Board of Directors of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) from June 2012 to June 2014. From October 2009 to January 2012, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc. From January 2007 to October 2009, Dr. Loh was Vice President, Clinical Research & Development at Wyeth. He is the 2006 recipient of the Heroes of Chemistry Award from the American Chemical Society for his leadership role at Wyeth in the clinical development of Tygacil. He currently serves as a member of the board of directors of

Nivalis Therapeutics, Inc. and as Vice-Chair of the Antimicrobials Working Group, an industry leading organization of biotech companies focused on antimicrobial development.  Dr. Loh has served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School. He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

We believe that Dr. Loh possesses specific attributes that qualify him to serve as a member of the Board of Directors, including more than 15 years of experience in senior executive management roles with large, international pharmaceutical companies.

PROPOSAL 2

non-binding advisory vote on the compensation of our named executive officers

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in the “Executive Compensation” section of this proxy statement, including the accompanying “Compensation Discussion and Analysis” section. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in detail in the “Executive Compensation” section of this proxy statement, our executive compensation guiding principles and structure are designed to achieve the following primary objectives:

•	attract and retain superior executive officers and other employees with the skills and values to contribute to our long-term success;
•	provide incentives that motivate and reward the achievement of performance goals and that encourage retention; and
•

align executives’ interests with those of stockholders by rewarding the achievement of short- and long-term strategic and financial goals, including those tied to short- and long-term value creation for our stockholders.

Our Compensation Committee actively reviews and evaluates our executive compensation program with the goal of setting total compensation at levels that align with our mission, size and life stage. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following with respect to fiscal 2016 compensation:

•

While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance, and we generally pay total cash compensation within the 45th to 65th percentile of our peer group, based on Company and individual performance.

•

To incentivize strong performance, as described in more detail under “Executive Compensation— Elements of Compensation— Annual Performance-Based Cash Incentives” and “Executive Compensation— Elements of Compensation— Equity Incentive Awards,” two key elements of our executive compensation are variable—annual cash incentive compensation, which is earned based on our Compensation Committee’s assessment of annual performance, and stock options, which deliver value only to the extent the value of our stock increases.

•	Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive personal benefits with the exception of supplemental long-term disability insurance.
•	None of our named executive officers are entitled to tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code.
•	Executive officer employment agreements require an actual or constructive termination of employment before any cash severance benefits are paid.
•	We do not offer any pension plans or health benefits during retirement other than Company contributions toward group health care coverage during the COBRA period for certain executives.

We actively monitor our executive compensation practices within the context of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company with tools to attract and retain the best talent.

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

To be approved, the number of votes cast “FOR” this advisory resolution must exceed the number of votes cast “AGAINST.”

Although this vote is advisory and is not binding on us, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” PROPOSAL 2.

PROPOSAL 3

non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of our named executive officers

We are also seeking a non-binding advisory vote on the frequency with which say-on-pay votes, like Proposal 2 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Under the Dodd-Frank Act, promulgated under the Exchange Act, stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	every three years;
•	every two years; or
•	every year.

Stockholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal 2 in this proxy statement, as well as the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” section therein, which provides a more detailed discussion of our executive compensation program and policies.

Our Board has determined that holding a “say-on-pay” vote every three years is most appropriate for the Company and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons:

•

Aligns our approach to executive compensation with underlying Compensation Committee philosophy. Our executive compensation program is designed to enhance the long-term growth of the Company and reward performance over a multi-year period. For example, our executive team has been granted stock option awards that vest over multi-year periods, typically over three years.

•

Encourages longer-term evaluation of compensation history and business results. The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term stockholder perspective regarding executive compensation that does not align well with our Compensation Committee’s approach to incentivize long-term company performance through a higher emphasis on long-term compensation incentives. We believe a three-year cycle for the stockholder advisory vote will provide investors the most meaningful timing alternative through which to evaluate the effectiveness of our executive compensation strategies and their alignment with our company’s performance.

•

Provides adequate time to consider say-on-pay vote results and other stockholder input. A triennial “say-on-pay” vote allows the Board to respond to stockholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs. The Board believes that a triennial “say-on-pay” vote would not foreclose stockholder engagement on executive compensation during interim periods. Stockholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors as indicated in “Policy Regarding Shareholder Communications with Directors” below. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on our executive compensation program.

The Board weighed the reasons set forth above against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board considered the value of the opportunity for stockholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for the Company and recommends that voting alternative to stockholders. The Board intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, be submitted to the Company’s stockholders every: (i) three years, (ii) two years or (iii) one year; with such frequency that receives the highest number of votes cast being the preferred advisory vote of the stockholders.”

Because this proposal is advisory, it will not be binding on us, and the Board may determine to hold an advisory vote on compensation of our named executive officers more frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on compensation of our named executive officers. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

FOR A FREQUENCY OF “THREE YEARS” FOR PROPOSAL 3.

PROPOSAL 4

approval of the Paratek Pharmaceuticals, Inc. Annual Incentive Plan

Description of the Proposal

The Board proposes and recommends the approval of the Paratek Pharmaceuticals, Inc. Annual Incentive Plan, or the Annual Incentive Plan. The Annual Incentive Plan was adopted by the Board, acting on the recommendation of our Compensation Committee, on March 15, 2017 and will become effective upon receiving stockholder approval at this Annual Meeting for performance periods beginning on or after January 1, 2017.

Purpose of the Annual Incentive Plan; Section 162(m)

The purpose of the Annual Incentive Plan is to foster and promote the long-term financial success of the Company and its affiliates and increase shareholder value by providing participants an opportunity to earn incentive compensation if specified performance objectives are met, enabling the Company and its affiliates to attract and retain talented employees and maximizing our tax deduction for compensation paid to participants.  The Annual Incentive Plan is designed to provide annual cash incentives to executive officers and employees based on the achievement of pre-established, objective performance goals, including cash awards intended to qualify for the performance-based compensation exemption, or Exempt Awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations thereunder, “Section 162(m)”).  Section 162(m) generally limits a corporation's federal tax deduction for compensation paid to "covered employees" (generally, the currently-employed named executive officers whose compensation is disclosed in the proxy statement, other than the chief financial officer) to $1 million in any taxable year. However, the deduction limit of Section 162(m) does not apply to "qualified performance-based compensation," such as the compensation that is intended to be paid for Exempt Awards under the Annual Incentive Plan. Thus, we expect that the Annual Incentive Plan, if approved by our stockholders, would be an important element of our executive compensation program going forward as it would allow us to continue to provide employees with incentives for the achievement of both near-term and mid-term financial and operational corporate goals and individual objectives in a manner that is intended to be tax-deductible.

Summary of the Annual Incentive Plan

The following is a summary of the material terms of the Annual Incentive Plan, and does not describe all Annual Incentive Plan terms. Please read the complete text of the Annual Incentive Plan included as Appendix A to this proxy statement.

Administration

The Plan will be administered by the Compensation Committee and its delegates (the “administrator”).  All actions of the administrator with respect to Exempt Awards required by the performance-based compensation provisions of Section 162(m) to be made or taken by a “compensation committee” (as defined in Section 162(m)) will be made or taken directly by the members of the compensation committee that are “outside directors” as defined in Section 162(m). The administrator has the authority to interpret the Annual Incentive Plan and awards, to determine eligibility for awards, to determine the terms of and the conditions applicable to any award, and generally to do all things necessary to administer the Annual Incentive Plan.  Any interpretation or decision by the administrator with respect to the Annual Incentive Plan or any award will be final and conclusive as to all parties.

Eligibility

Executive officers and other employees of the Company and its subsidiaries are eligible to participate in the Annual Incentive Plan. The administrator will select, from among those eligible, the persons who will from time to time participate in the Annual Incentive Plan.

Nature of Awards

Awards represent the opportunity for a participant to receive cash payment with respect to a specified performance period consisting of the Company’s fiscal year (or such other period as the administrator may determine), but only if all conditions to payment have been satisfied. For each award, the administrator will establish the applicable performance criteria; provisions specifying when adjustments to the performance criteria will be made; the amount or range of amounts potentially payable under the award; and any other award terms and conditions that the administrator deems appropriate, subject in each case to the terms of the Annual Incentive Plan. For Exempt Awards, the administrator will determine the terms of the awards not later than the 90th day of the performance period (if such performance period is 360 days or longer) or the last day of the period constituting the first quarter of the performance period (if such performance period is less than 360 days).

Performance Goals; Bonus Formulas

Performance criteria means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting, payment or full enjoyment of an award.  For Exempt Awards, a performance criteria will mean an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following (measured absolutely, by reference to an index or indices, or relative to a peer group, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

•	earnings (including earnings per share and net earnings);
•	earnings before interest, taxes and depreciation;
•	earnings before interest, taxes, depreciation and amortization;
•	total stockholder return;
•	return on equity or average stockholder’s equity;
•	return on assets, investment, or capital employed;
•	stock price;
•	margin (including gross margin);
•	income (before or after taxes);
•	operating income;
•	operating income after taxes;
•	pre-tax profit;
•	operating cash flow;
•	sales or revenue targets;
•	increases in revenue or product revenue;
•	expenses and cost reduction goals;
•	improvement in or attainment of working capital levels;
•	economic value added (or an equivalent metric);
•	market share;
•	cash flow;
•	cash flow per share;
•	share price performance;
•	debt reduction;
•	implementation or completion of projects or processes;
•	customer satisfaction;

•	stockholders’ equity;
•	capital expenditures;
•	debt levels;
•	operating profit or net operating profit;
•	workforce diversity;
•	growth of net income or operating income;
•	billings;
•	pre-clinical development related compound goals;
•	financing;
•	regulatory milestones, including approval of a compound;
•	stockholder liquidity;
•	corporate governance and compliance;
•	product commercialization;
•	intellectual property;
•	personnel matters;
•	progress of internal research or clinical programs;
•	progress of partnered programs;
•	implementation or completion of projects and processes;
•	partner satisfaction;
•	budget management;
•	clinical achievements;
•	completing phases of a clinical study (including the treatment phase);
•	announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally;
•	timely completion of clinical trials;
•	submission of INDs and NDAs and other regulatory achievements;
•	partner or collaborator achievements;
•	internal controls, including those related to the Sarbanes-Oxley Act of 2002;
•	research progress, including the development of programs;
•	investor relations, analysts and communication;
•	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);
•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);
•

establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors);

•

supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); and

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements.

Performance criteria and any targets with respect thereto determined by the administrator need not be based upon an increase, a positive or improved result or avoidance of loss, may be applied to the participant, a business unit or division, or the Company as a whole, and may relate to individual performance.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide, in the case of any Exempt Award, that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria.

Payments Under Awards

As soon as practicable after the close of a performance period, the administrator will determine whether and to what extent, if at all, the performance criterion or criteria applicable to each award granted for the performance period have been satisfied and, in the case of Exempt Awards, will take such steps as it determines to be sufficient to satisfy the related certification requirement under Section 162(m). The actual payment under an Exempt Award may be less than (but in no event more than) the amount indicated by the certified level of achievement under the award. The actual payment under an award other than an Exempt Award may be more or less than the amount indicated by the level of achievement under the award.

Except as otherwise determined by the administrator, all payments under the Annual Incentive Plan will be made, if at all, no later than two and a half months following the close of the fiscal year following the fiscal year in which the performance period ends provided, that the administrator may authorize elective deferrals of any award payments in accordance with the deferral rules of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder.

Maximum Award

The maximum amount of compensation payable to any person in any fiscal year of the Company as an Exempt Award under the Annual Incentive Plan is $2 million.

Amendment and Termination

The Annual Incentive Plan may generally be amended or terminated at any time for any reason by our Board.

Tax Withholding

All payments under the Annual Incentive Plan will be subject to reduction for applicable tax and other legally or contractually required withholdings.

New Plan Benefits

The number of awards or cash value that will be received by eligible persons under the Annual Incentive Plan is not determinable at this time.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholder votes to approve Company’s Annual Incentive Plan, including the performance goals set forth therein.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 4 TO APPROVE THE ANNUAL INCENTIVE PLAN.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, or the Audit Committee, has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Paratek and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

CURRENT PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the combined fees for professional services earned by our prior independent registered public accounting firm, CohnReznick LLP, and our current independent registered public accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2016 and 2015:

	2016		2015
Audit Fees	$843,785	(1)	$494,040	(1)
Audit-Related Fees	—
Tax Fees	202,500	(2)
All Other Fees	—
Total	$1,046,285		$494,040

(1)

2016 and 2015 Audit Fees consist of services relating to the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include related services that are normally provided in connection with registration statements and securities offerings during 2016 and 2015, such as preparation of comfort letters and consents.

(2)	2016 Tax Fees relate to tax advice.

Effective May 13, 2016, we engaged Ernst & Young LLP as its independent registered public accounting firm. During the year ended December 31, 2015, and the subsequent interim period through May 13, 2016, we did not, nor did anyone on our behalf, consult with Ernst & Young LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

OTHER AUDITORS

On May 13, 2016, our Board of Directors dismissed CohnReznick LLP as its independent registered public accounting firm, effective immediately. The Audit Committee of the Board of Directors approved the dismissal of CohnReznick LLP.

The reports of CohnReznick LLP on our consolidated financial statements for the fiscal year ended December 31, 2015 and on the effectiveness of our internal control over financial reporting as of December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the year  ended December 31, 2015, and the subsequent interim period through May 13, 2016 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of CohnReznick LLP would have caused CohnReznick LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to CohnReznick LLP.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant NASDAQ securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Paratek, our senior management and our independent auditors, our Board of Directors have affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Dietz, Dr. Franson, Mr. Lim, Ms. Peterson, Mr. Radie and Dr. Stein, and, in making this determination, our Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Paratek.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is chaired by our Chief Executive Officer, Mr. Bigham. At our current stage of our development, we believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer and Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history and knowledge of Paratek (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is primarily responsible for managing risks that we may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, the internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held eight meetings during 2016. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and each committee on which he or she served (in each case, which were held during the period for which he or she was a director or member of a committee).

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All of our then-serving directors attended our 2016 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors established three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition of each committee is as follows:

Chairperson	Member	Designated Financial Expert

Outside Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas J. Dietz, Ph.D.
Timothy R. Franson, M.D.
Kristine Peterson
Robert S. Radie
Jeffrey Stein, Ph.D.

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Paratek.

Audit Committee

Our Audit Committee consists of Dr. Dietz, Ms. Peterson and Dr. Stein. The Board has adopted a written Audit Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com. The Audit Committee held nine meetings during the year ended December 31, 2016.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Dr. Dietz qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Dietz’s level of knowledge and experience based on a number of factors, including his position as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, and extensive experience in the financial services industry.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Audit Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Audit Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Audit Committee, except under certain enumerated circumstances.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Members of the Audit Committee

Thomas J. Dietz, Ph.D.

Kristine Peterson

Jeffrey Stein, Ph.D.

Compensation Committee

Our Compensation Committee consists of Dr. Dietz, Dr. Franson, Mr. Radie and Dr. Stein. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards, “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, of the Exchange Act, and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has adopted a written Compensation Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com. The Compensation Committee held five meetings during the year ended December 31, 2016.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our annual bonus, long-term incentive compensation, stock and equity incentive plans;
•	establishing and periodically review the Company’s policies and procedures concerning perquisite benefits;
•	managing and reviewing any employee loans in an amount equal to or greater than $75,000;
•	preparing and approving the Committee report to be included as part of the Company’s annual proxy statement in accordance with SEC proxy and disclosure rules;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•

reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Compensation Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Compensation Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Compensation Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities for (i) reviewing officer employment contracts or other compensatory, severance or change-in-control arrangements for current or former officers, (ii) evaluating the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, (iii) any matters that involve executive compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Compensation Consultant

As part of determining the compensation for our executive officers, the Compensation Committee engaged the Radford division of AON Consulting, or Radford, until September 2016, as its independent consultant to assist in evaluating our executive compensation programs and to make recommendations regarding fiscal 2016 compensation. Beginning in October 2016, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), as its independent compensation consultant. Additional information about the role of Radford and Pearl Meyer can be found in “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultants” below.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have:

1.	reviewed and discussed with management the Compensation Discussion and Analysis found below; and
2.	based on such review and discussions we recommend that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Jeffrey Stein, Ph.D. (Chair)

Thomas J. Dietz, Ph.D.

Timothy R. Franson, M.D.

Robert S. Radie

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of our compensation programs as they relate to our executive officers, listed in the following compensation tables, who are referred to as our “named executive officers.” This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, and describes other arrangements and actions taken since December 31, 2016 to the extent such discussion enhances the understanding of our executive compensation for the year ended December 31, 2016, which we refer to as fiscal 2016.

Overview

Our Compensation Committee is responsible for reviewing and approving, or recommending for approval by the Board, the compensation of our named executive officers, including salary, cash and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of executive compensation. Our Compensation Committee is also responsible for evaluating our company’s performance against its goals and making related executive compensation recommendations to our Board, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the compensation objectives and philosophy described below and competitive with the compensation programs of other companies in our industry that compete with us for talent.

Fiscal 2016 Performance and Company Highlights

The Company successfully achieved critical business, operational and strategic milestones supporting our fiscal 2016 corporate objectives.  We believe that our named executive officers were instrumental in contributing to these accomplishments. Key results for our overall clinical, operating and strategic performance include the following:

•

achieved positive efficacy data and safety profile in Phase 3 study of IV-to-oral once-daily omadacycline compared to twice daily linezolid for treatment of acute bacterial skin and skin structure infections, or ABSSSI;

•

completed top-line results of a Phase 1b study of omadacycline in patients with urinary tract infections, or UTI, achieving proof of principle by demonstrating potential efficacy in animal models and early safety testing;

•	completed necessary clinical Phase 1 studies with omadacycline for inclusion in the planned New Drug Application, or NDA regulatory filing with the FDA;
•	successfully produced registration batches of oral and IV omadacycline at commercial scale as required for planned NDA submission;
•

entered into a Cooperative Research and Development Agreement with the U.S. Army Medical Research Institute of Infectious Diseases to study omadacycline against pathogenic agents causing infectious diseases of public health and biodefense importance;

•	completed an underwritten public offering of common stock with aggregate net proceeds of approximately $59.3 million before expenses; and
•

amended an existing debt line with Hercules Technology Growth Capital providing an additional $10 million available on clinical data supportive of an NDA filing in either of two ongoing omadacycline Phase 3 studies.

Compensation Objectives and Philosophy

Our Compensation Committee believes that the most effective compensation program will promote company performance, encourage progress toward achieving our mission, and reward value creation for our stockholders. Our compensation program is designed to:

•	attract and retain superior executive officers and other employees with the skills and values to contribute to our long-term success;
•	provide incentives that motivate and reward the achievement of performance goals and that encourage retention; and
•

align executives’ interests with those of stockholders by rewarding the achievement of short- and long-term strategic and financial goals, including those tied to short- and long-term value creation for our stockholders.

To achieve its objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting total compensation at levels that align with our mission, size and life stage. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance, and we generally pay total cash compensation within the 45th to 65th percentile of our peer group, based on company and individual performance. To incentivize strong performance, as described in more detail under “Elements of Compensation— Annual Performance-Based Cash Incentives” and “Elements of Compensation— Equity Incentive Awards,” two key elements of our executive compensation are variable—annual cash incentive compensation, which is earned based on our Compensation Committee’s assessment of annual performance, and stock options, which deliver value only to the extent the value of our stock increases. Beginning in fiscal 2017, we have also granted restricted stock units subject to performance-based vesting.

Executive Compensation Process

At least annually, our Compensation Committee reviews the Company’s compensation philosophy and reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer and our other officers, including our named executive officers.  Our Compensation Committee evaluates the performance of our officers in light of these goals and objectives and determines and approves, or recommends to the Board for approval, the compensation levels of our officers.  As part of evaluating our named executive officers’ performance and determining their compensation, our Compensation Committee receives recommendations from our Chief Executive Officer (except with respect to his own compensation and performance). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee and approved by the Board. Evaluations of our named executive officers are based on our overall corporate performance against annual goals that are approved by the Board at the beginning of each year, as discussed in more detail below.  In addition, as described below under “Elements of Compensation— Annual Performance-Based Cash Incentives,” Messrs. Pagán, Haskel, and Woodrow are annually evaluated based on individual performance goals.

Annual base salaries for a given fiscal year, and annual performance-based cash incentives and equity incentive awards for the prior fiscal year are generally determined in the first quarter of the fiscal year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers.

Role of Compensation Consultants

The Compensation Committee has the authority to retain, at our expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. The Compensation Committee annually evaluates its engagement of compensation consultants. Until September 2016, the Compensation Committee retained Radford as its independent consultant to assist in evaluating our executive compensation programs and to make recommendations regarding fiscal 2016 compensation. Beginning in October 2016, the Compensation Committee retained Pearl Meyer as its independent compensation consultant. Radford provided, and Pearl Meyer now provides, analysis and recommendations to the Compensation Committee regarding:

•	peer group selection for executive compensation benchmarking;
•

design of equity incentives, including market-based view of equity usage and mix and other environmental factors (e.g., proxy advisory views, tax and accounting, valuation and benchmarking approaches, etc.);

•	the competitiveness of our Board compensation program; and
•	the competitiveness of our executive compensation program.

Radford participated, and Pearl Meyer now participates, in meetings of our Compensation Committee, including executive sessions in which executive compensation issues are discussed, when requested to do so. For fiscal 2016, Radford advised the Compensation Committee on all principal aspects of our executive compensation, including the executive compensation arrangements of new hires and in providing a competitive assessment of our executive compensation. Pearl Meyer advised our Compensation Committee on peer group selection for fiscal 2017, reviewed our equity compensation program, and provided a competitive assessment of our executive compensation and our Board compensation.

Radford met, and Pearl Meyer now meets, with management for purposes of gathering information for their analyses and recommendations. In fiscal 2016, the Company paid AON Consulting, the parent company of Radford, for work in fiscal 2015 related to the Company’s accounting for equity award compensation cost. AON Consulting has not been retained by management to perform any other work for the company other than projects performed at the direction of the Compensation Committee. None of Radford, AON Consulting, Pearl Meyer, or any of their respective affiliates provides other services to the Company.

In determining whether to engage Pearl Meyer, the Compensation Committee reviewed the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer's total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Pearl Meyer have with any member of the Compensation Committee, and any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer.

The Compensation Committee assessed the independence of Radford and Pearl Meyer pursuant to the SEC rules and has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and Pearl Meyer and the individual compensation advisors employed by Radford and Pearl Meyer as compensation consultants to the Compensation Committee have not created any conflicts of interest, and that Radford and Pearl Meyer are independent pursuant to the independence standards set forth in the NASDAQ listing standards promulgated pursuant to Section 10C of the Exchange Act.

Defining and Comparing Compensation Benchmarks

The Compensation Committee benchmarks our executive compensation against a peer group of companies to determine competitiveness and market trends. The Compensation Committee reviews the companies in our peer group annually, reviews the compensation consultant’s recommendations regarding which companies should be included in the peer group, and adjusts as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives. The Compensation Committee also annually reviews the executive pay practices of other similarly situated companies as reported by the compensation consultant through industry surveys and proxy analysis. These surveys are generally specific to the biopharmaceutical and biotechnology sectors. We request customized reports of these surveys so that the compensation data reflect the practices of companies that are similar to us. The Compensation Committee considers this information when making determinations for each element of compensation.

In developing the peer group of companies for fiscal 2016 compensation decisions, our Compensation Committee, with the assistance of Radford, established a peer group of 19 publicly traded, national and regional companies in the biopharmaceutical industry that was selected based on a balance of the following criteria:

•	a similar stage of clinical development with lead programs in Phase III;
•	a market capitalization of between $250 million and $1.5 billion;
•	fewer than 150 employees;
•	total shareholder return; and
•	operating expenses.

Based on these criteria, our peer group for fiscal 2016 comprised the following companies:

AcelRX Pharmaceuticals, Inc.	Cempra, Inc.	Kythera Biopharmaceuticals, Inc.	Synergy Pharmaceuticals, Inc.
Achaogen, Inc.	ChemoCentryx, Inc.	Lexicon Pharmaceuticals, Inc.	Tesaro, Inc.
Aerie Pharmaceuticals, Inc.	Chimerix, Inc.	New Link Genetics Corporation	Tetraphase Pharmaceuticals, Inc.
Amicus Therapeutics	Flexion Therapeutics Inc	Relypsa, Inc.	TherapeuticsMD, Inc
Celladon Corporation	Intra-Celluar Therapies, Inc.	Revance Therapeutics, Inc.

The Compensation Committee believes the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. However, because we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do and because of other considerations, including market factors, the experience level of an executive, and an executive’s performance against established corporate goals and individual objectives, our Compensation Committee may vary from its historical compensation practices or deviate from its general compensation philosophy.

Corporate Governance

We believe the following executive compensation practices and policies promote good corporate governance:

•	The Compensation Committee regularly reviews and assesses whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.
•

Our insider trading policy prohibits our executive officers from engaging in short sales, hedging transactions, holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan.

•	The Compensation Committee has engaged Pearl Meyer as an independent executive compensation consultant.

•	Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive personal benefits with the exception of supplemental long-term disability insurance.
•	None of our named executive officers are entitled to tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code.
•	Each of our equity incentive plans prohibits repricing of stock options and stock appreciation rights without stockholder approval.

Elements of Executive Compensation

The primary elements of our executive compensation program are:

•	base salary;
•	annual performance-based cash incentives;
•	equity incentive awards;
•	severance and change in control benefits;
•	broad-based health and welfare benefits; and
•	a 401(k) plan.

We provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of incentive compensation to incentivize and reward performance based on specific annual goals. To further focus our executives on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that vest over a meaningful period of time. In addition, we provide our executives with benefits that are available to all employees, including medical, dental insurance; life and disability insurance; medical and dependent care flexible spending account and a 401(k) plan. Finally, we offer our executives severance benefits to incentivize them to continue to strive to achieve stockholder value in connection with change-in-control situations.

Base Salaries

Our Compensation Committee has targeted our named executive officers’ annual base salary levels generally within the 45th to 60th percentile of our peer group. The Compensation Committee seeks to ensure that base salaries reflect each executive’s level of experience, skills, knowledge, performance and responsibilities and are competitive with those of other companies in our industry and region that compete with us for executive talent. Base salaries for our named executive officers typically are negotiated at the time of hire, taking into account the position for which an individual is being considered and his or her qualifications, prior experience and prior base salary. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our Compensation Committee reviews and evaluates, with input from our Chief Executive Officer, any adjustments to our named executive officers’ base salaries based on changes and expected changes in the scope of a named executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the named executive officer during the prior year and over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, and general base salary trends in our industry and among our peer group and where the executive officer’s base salary falls in the base salary range presented by that data. In making decisions regarding base salary increases, we may also draw upon the experience of members of our board of directors with other companies.

Annual Performance-Based Cash Incentives

We have designed our annual performance-based cash incentive program to emphasize pay-for-performance and to reward our executive officers for the achievement of our performance during the preceding year guided by specified annual corporate and individual goals. Historically, each named executive officer has been eligible, at our Board’s discretion, to receive an annual performance-based cash incentive, which we also refer to as an annual cash incentive, in an amount corresponding to a percentage of his or her base salary. The amount of the annual cash incentive for the Chief Executive Officer is determined by our Board, based upon the recommendation of our Compensation Committee, and the amount of the annual cash incentive for all other named executive officers is determined by our Compensation Committee. In making such determinations and recommendations, the Compensation Committee examined the totality of anticipated and unanticipated achievements by us and each named executive officer in the preceding year, including our performance against specific clinical, operational and financial company goals.

Our Compensation Committee has targeted annual cash incentive levels for our named executive officers at the 50th percentile for “meets target” company performance and allows for above-market awards tied to achieving approved “stretch objectives” at a target of 70th percentile of our peer group. Our Compensation Committee has authority to adjust a named executive officer’s ultimate payment amount in connection with its annual review of each executive officer’s performance. Individual performance may, in some cases, lead the Compensation Committee to pay an individual at a level below or above that determined for company-wide performance.

Equity Incentive Awards

Equity compensation, in the form of stock options and restricted stock units, represents the largest at-risk component of our executive officers’ compensation arrangements. We believe that our equity program aligns our named executive officers’ interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in our stock price. We provide a combination of both stock options and restricted stock units because we believe that stock options provide meaningful incentives to our executives to achieve increases in the value of our stock over time while restricted stock units provide a stable value to reward and motivate our executives.

We typically grant stock options to our executives at the time of hire as an inducement to their commencement of employment with us and otherwise generally grant stock options on an annual basis thereafter. None of our named executive officers is currently party to an employment agreement that provides for an automatic award of equity. We aim to provide awards that are within the 50th to 75th percentile of our peer group, and we strive to be competitive with commercial-ready companies in the Boston and Philadelphia areas. In determining the size of the annual equity grants to our named executive officers, our Compensation Committee, with the assistance from Radford, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive officers and the vesting terms of such prior awards, as well as industry and peer group benchmark data.

Historically, we have granted stock options and restricted stock units to our executive officers with either time-based or performance-based vesting, or a combination of both. The stock options that we grant to our executive officers with time-based vesting typically become exercisable over three or four years.  The restricted stock units that we grant to our executive officers with time-based vesting typically become exercisable as to 1/3 of the shares on each anniversary of the date of grant. We believe that time-based vesting helps to retain our named executive officers over the vesting period. Any stock options or restricted stock units that we grant to our executive officers with performance-based vesting become exercisable upon the attainment of certain clinical, manufacturing and regulatory milestone events recommended by our Compensation Committee and approved by our Board. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability; provided that, for certain of our named executive officers, in the case of termination without cause or for good reason, as such terms are defined in the respective employment offer letters, either before or after a change in control, a portion or all of the shares underlying unvested awards will accelerate and become exercisable. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant.

Fiscal 2016 Named Executive Officer Compensation

In January 2016, the Compensation Committee and our Board approved fiscal 2016 salaries and target fiscal 2016 annual cash incentives for our named executive officers. With respect to our Chief Executive Officer, the Compensation Committee reviewed his performance for fiscal 2015 and presented its recommendations for his fiscal 2016 salary and target fiscal 2016 annual cash incentives to the Board for approval, which recommendations were approved by the Board.

Name	2016 Base Salary ($)	Base Salary Increase from 2015	2016 Annual Incentive Target % of Base Salary
Michael F. Bigham	425,000	13.3%	50.0%
Evan Loh, M.D.	415,000	10.7%	45.0%
Douglas W. Pagán	325,000	8.3%	35.0%
William M. Haskel	336,500	3.5%	35.0%
Adam Woodrow	335,000	4.7%	35.0%

(1)

Mr. Bigham’s fiscal 2016 base salary was set at 80% of his targeted annual base salary to reflect a projection that he would spend approximately 20% of his time in fiscal 2016 as a consultant for Abingworth LLP, a venture capital firm at which he previously was a partner.

Cash incentive awards under our fiscal 2016 annual incentive program were determined by establishing a cash incentive pool to be allocated among all eligible plan participants and multiplying that amount by a modifier recommended by our Compensation Committee and approved by our Board based on our performance as measured against the following fiscal 2016 company goals:

Corporate Goal	Target Percentage
Clinical • Complete ABSSSI Phase 3 IV-Oral study and announce TLD; • Initiate ABSSSI oral only skin trial enrollment; and • Activate 90% of target sites in CAPB	40.0%
Financing • Raise capital/fund company to enable maintenance of a minimum of 12-18 months projected cash burn; and • Operate within the Board-approved budget.	30.0%
Manufacturing • Three omadacycline registration batches on stability; and • Commercial supply contracts in place.	25.0%
Compliance • Complete Gap Analysis of current, legal, financial, regulatory and manufacturing compliance environment and establish roadmap for compliance plan addressing evolution of the company.	5.0%
Pipeline Stretch Goal • Position and enable company to in-license/acquire additional clinical phase asset(s) and/or technology platform that will broaden the PRTK strategic portfolio.	Additional 10%

The Compensation Committee determined and the Board approved that the Corporate goals were achieved, including the Pipeline stretch goal.

For Messrs. Pagán, Haskel, and Woodrow, 80% of their fiscal 2016 cash incentives was based on the company performance goals, and the remaining 20% was based on their achievement of individual performance goals for fiscal 2016.  Individual performance goals for Messrs. Pagán, Haskel, and Woodrow included the following:

Executive Officer	Summary of Individual Goals
Douglas W. Pagán

•  Managed operating expenses consistent with company objectives and budget

•  Achieved financial goals related to capital raising activities

•  Managed financial governance and controls processes

•  Implemented certain tax planning strategies

William M. Haskel	• Established an effective compliance program and contract management system • Supported finance and business development activities • Strengthened Governance and Board policies and practices
Adam Woodrow	• Drafted a commercial launch plan and “go to market” strategy • Developed a U.S. budget impact model

The Compensation Committee determined that Messrs. Pagán, Haskel, and Woodrow each met his individual performance goals at 100% of target.

Based on the achievement of our company goals and, in the case of Messrs. Pagán, Haskel, and Woodrow, individual performance, our named executive officers were paid cash incentives for fiscal 2016 as follows:

Name	2016 Annual Incentive Amount ($)	2016 Annual Incentive % of Target
Michael F. Bigham	212,500	100.0%
Evan Loh, M.D.	186,750	100.0%
Douglas W. Pagán	113,750	100.0%
William M. Haskel	117,775	100.0%
Adam Woodrow	117,250	100.0%

In February 2016, the Compensation Committee approved fiscal 2016 annual equity awards for the named executive officers, other than our Chief Executive Officer, and presented its recommendations for our Chief Executive Officer’s fiscal 2016 annual equity award to the Board for approval. These recommendations were approved by the Board in February 2016 in the amounts set forth in the Summary Compensation Table, which corresponded generally to the 75th percentile of our peer group with respect to equity incentive compensation. In the case of each stock option award, these grants were based on the named executive officer’s existing equity incentive holdings, level of responsibility within our company, equity ownership in relation to the peer group benchmark, and the Compensation Committee’s subjective assessment of the named executive officer’s individual performance and our overall company performance, in each case without reference to any specific metric.

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2016, 2015, and 2014 compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers at December 31, 2016, collectively, our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Michael F. Bigham - Chairman and Chief Executive Officer (5)	2016	425,000		—	421,500	536,091	212,500	25,933	(6)	1,621,024
	2015	348,958		—	1,288,500	1,401,000	150,000	10,852		3,199,310
	2014	128,472		—	—	1,008,396	—	2,757		1,139,625
Evan Loh, M.D. - President, Chief Operating Officer, and Chief Medical Officer (7)	2016	415,000		—	316,125	402,068	186,750	19,033	(8)	1,338,976
	2015	360,000		—	773,100	840,600	135,000	18,096		2,126,796
	2014	336,250		—	—	548,751	152,500	13,251		1,050,752
Douglas W. Pagán - Chief Financial Officer (9)	2016	325,000		22,750	337,200	428,873	91,000	19,067	(10)	1,223,890
	2015	300,000		65,000	842,450	2,092,800	165,000	17,802		3,483,052
	2014	10,417		—	—	—	—	106		10,523
William M. Haskel - SVP, General Counsel and Corporate Secretary (11)	2016	336,500		23,555	154,550	196,567	94,220	115,493	(12)	920,885
	2015	175,735	(13)	—	515,400	1,859,000	48,750	52,621		2,651,506
	2014	—		—	—	—	—	—
Adam Woodrow - VP, Chief Commercial Officer (14)	2016	335,000		23,450	351,250	446,743	93,800	14,022	(15)	1,264,265
	2015	320,000		—	842,450	1,625,485	100,000	13,152		2,901,087
	2014	76,364		—	—	—	—	—		76,364

(1)

Amounts shown for fiscal 2016 reflect the portion of the bonus paid to each of Messrs. Pagán, Haskel, and Woodrow under our annual cash bonus program attributable to his achievement of individual performance goals as determined by our Compensation Committee.  Amount shown for fiscal 2015 for Mr. Pagán reflects his signing bonus.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit award computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 15, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 15, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)

Amounts shown in this column reflect the dollar value of annual cash bonus awards earned by our named executive officers based on the achievement of certain pre-established corporate goals.  Mr. Haskel’s fiscal 2015 bonus was pro-rated to reflect his commencement of employment after the start of fiscal 2015.

(5)	Mr. Bigham was appointed our Chief Executive Officer as of October 30, 2014.
(6)

Amount shown reflects group life insurance premiums of $5,091 paid by the Company, long-term disability insurance premiums of $1,733 paid by the Company, and matching contributions of $10,600 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees. In addition, a premium of $3,728 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives. The Company also paid an additional amount of $4,781 to Mr. Bigham as reimbursement for his parking costs.

(7)	Dr. Loh was appointed our Chief Operating Officer as of January 1, 2017. Dr. Loh was appointed our President and Chief Medical Officer as of October 30, 2014.
(8)

Amount shown reflects group life insurance premiums of $4,151 paid by the Company, long-term disability insurance premiums of $1,733 paid by the Company, and matching contributions of $10,600 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees. In addition, a premium of $2,549 was paid by the Company under a supplemental long-term disability offered to the Company’s executives.

(9)	Mr. Pagán was appointed our Chief Financial Officer as of December 18, 2014.
(10)

Amount shown reflects group life insurance premiums of $1,073 paid by the Company, long-term disability insurance premiums of $1,565 paid by the Company, and matching contributions of $10,600 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees. In addition, a premium of $1,104 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives. The Company also paid an additional amount of $4,725 to Mr. Pagán as reimbursement for his parking costs.

(11)	Mr. Haskel was appointed our Senior Vice President, General Counsel and Corporate Secretary as of June 29, 2015.
(12)

Amount shown reflects group life insurance premiums of $2,874 paid by the Company, long-term disability insurance premiums of $1,621 paid by the Company, and matching contributions of $10,600 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees. In addition, a premium of $2,463 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives. The Company also paid an additional amount of $4,050 to Mr. Haskel as reimbursement for his parking costs and $93,885 as reimbursement for his relocation.

(13)	Mr. Haskel’s fiscal 2015 salary was pro-rated to reflect his commencement of employment after the start of fiscal 2015.
(14)	Mr. Woodrow was appointed our Vice President, Chief Commercial Officer as of October 30, 2014.
(15)

Amount shown reflects group life insurance premiums of $1,809 paid by the Company, long-term disability insurance premiums of $1,613 paid by the Company, and matching contributions of $10,600 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.

GRANTS OF PLAN BASED AWARDS

The following table shows grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2016.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards Target ($)	All other stock awards; Number of shares of stock or units (#)	All other option awards; Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($) (1)
Michael F. Bigham - Chairman and Chief Executive Officer	2/4/16	—	30,000	—	—	421,500
	2/4/16	—	—	60,000	14.05	536,091
	—	212,500	—	—	—	—
Evan Loh, M.D. - President, Chief Operating Officer and Chief Medical Officer	2/4/16	—	22,500	—	—	316,125
	2/4/16	—	—	45,000	14.05	402,068
	—	186,750	—	—	—	—
Douglas W. Pagán - Chief Financial Officer	2/4/16	—	24,000	—	—	337,200
	2/4/16	—	—	48,000	14.05	428,873
	—	91,000	—	—	—	—
William M. Haskel - SVP, General Counsel and Corporate Secretary	2/4/16	—	11,000	—	—	154,550
	2/4/16	—	—	22,000	14.05	196,567
	—	94,220	—	—	—	—
Adam Woodrow - VP, Chief Commercial Officer	2/4/16	—	25,000	—	—	351,250
	2/4/16	—	—	50,000	14.05	446,743
	—	93,800	—	—	—	—

(1)	Reflects the grant date fair value of restricted stock unit awards and stock option awards calculated in accordance with ASC 718, excluding the effects of potential forfeitures.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.

		Option Awards						Stock Awards
Name and Principal Position		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date	Awards; number of unearned units of stock that have not vested	Equity incentive plan: market value of unearned units of stock that have not vested ($)
Michael F. Bigham - Chairman and Chief Executive Officer	(7)	69,524	75,569	—	4.30	(1)	6/28/2024	—	—
	(16)	145,093	—	—	4.30	(1)	6/28/2024	—	—
	(17)	—	36,273	108,820	4.30	(1)	6/28/2024	—	—
	(18)	50,000	50,000	—	25.77		6/29/2025	—	—
	(19)	—	—	—	—		—	50,000	1,288,500
	(20)	16,667	43,333	—	14.05		2/3/2026	—	—
	(21)	—	—	—	—		—	30,000	421,500
Evan Loh, M.D. - President, Chief Operating Officer and Chief Medical Officer	(2)	37,834	41,123	—	4.30	(1)	6/28/2024	—	—
	(3)	78,957	—	—	4.30	(1)	6/28/2024	—	—
	(4)	—	19,739	59,218	4.30	(1)	6/28/2024	—	—
	(15)	30,000	30,000	—	25.77		6/29/2025	—	—
	(22)	—	—	—	—		—	30,000	773,100
	(13)	12,500	32,500	—	14.05		2/3/2026	—	—
	(23)	—	—	—	—		—	22,500	316,125
Douglas W. Pagán - Chief Financial Officer	(11)	80,000	80,000	—	24.07		2/3/2025	—	—
	(10)	—	—	—	—		—	35,000	842,450
	(13)	13,333	34,667	—	14.05		2/3/2026	—	—
	(14)	—	—	—	—		—	24,000	337,200
William M. Haskel, SVP, General Counsel & Corporate Secretary	(12)	48,750	81,250	—	25.77		6/29/2025	—	—
	(9)	—	—	—	—		—	20,000	515,400
	(13)	6,111	15,889	—	14.05		2/3/2026	—	—
	(14)	—	—	—	—		—	11,000	154,550
Adam Woodrow - VP, Chief Commercial Officer	(8)	20,028	21,769	—	24.07		2/3/2025	—	—
	(5)	31,348	10,449	—	24.07		2/3/2025	—	—
	(6)	—	10,449	31,348	24.07		2/3/2025	—	—
	(10)	—	—	—	—		—	35,000	842,450
	(13)	13,889	36,111	—	14.05		2/3/2026	—	—
	(14)	—	—	—	—		—	25,000	351,250

(1)

Based in part on an analysis by an independent third-party valuation firm, the Board had determined the fair market value to be $0.29 per share. Upon the closing of the Merger, each share of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split). As such, the exercise price of the stock options became $4.30 per share.

(2)

This stock option was granted in June 2014 under the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, and vests monthly over four years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(3)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(4)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(5)

This stock option was granted in February 2015 under the Paratek Pharmaceuticals, Inc. 2006 Equity Incentive Plan, or the 2006 Plan, and 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(6)

This stock option was granted in February 2015 under the under the 2006 Plan, and 25% will vest on January 1, 2018 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(7)

This stock option was granted in June 2014 under the 2014 Plan, and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015, this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award would vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(8)

This stock option was granted in February 2015 under the 2006 Plan and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015, this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award would vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(9)

This RSU was awarded in June 2015 under the Paratek Pharmaceuticals, Inc 2015 Plan, or the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(10)

This RSU was awarded in February 2015 under the 2006 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(11)

This stock option was granted in February 2015 under the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the 2015 Inducement Plan, and 25% vested on the one-year anniversary of the vesting commencement date, with the remainder to vest in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(12)

This stock option was granted in June 2015 under the 2015 Plan and 25% vested on the one-year anniversary of the vesting commencement date, with the remainder to vest in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(13)

This stock option was granted in February 2016 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(14)

This restricted stock unit award was granted in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(15)

This stock option was granted in June 2015 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(16)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(17)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(18)

This stock option was granted in June 2015 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(19)

This RSU was awarded in June 2015 under the Paratek Pharmaceuticals, Inc 2015 Plan, or the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(20)

This stock option was granted in February 2016 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(21)

This RSU was awarded in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(22)

This RSU was awarded in June 2015 under the Paratek Pharmaceuticals, Inc 2015 Plan, or the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date.

(23)	This restricted stock unit award was granted in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date.

OPTION EXERCISES AND STOCK VESTED

No stock options were exercised and no restricted stock unit awards vested during fiscal 2016 for any of our named executive officers.

PENSION BENEFITS

Our named executive officers did not participate in, or otherwise receive any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal 2016.

NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during fiscal 2016.

POTENTIAL PAYMENTS UPON A CHANGE OF CONTROL

	Termination of Employment Without Cause/for Good Reason and Change of Control (1)				Termination of Employment Without Cause/for Good Reason and No Change of Control (2)
Name and Principal Position	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($) (4)	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($) (4)
Michael F. Bigham - Chairman and Chief Executive Officer	212,500	425,000	18,711	2,531,949	212,500	425,000	18,711	2,531,949
Evan Loh, M.D. - President, Chief Operating Officer, and Chief Medical Officer	186,750	415,000	18,711	1,527,946	186,750	415,000	—	—
Douglas W. Pagán - Chief Financial Officer	113,750	325,000	18,711	955,400	113,750	325,000	18,711	—
William M. Haskel, SVP, General Counsel & Corporate Secretary	117,250	335,000	18,711	498,850	117,250	335,000	18,711	—
Adam Woodrow - VP, Chief Commercial Officer	117,775	336,500	18,711	972,750	117,775	336,500	—	—

(1)

Represents amounts payable to each named executive officer under the terms of the executive severance arrangements upon a termination of employment by the Company without cause or by the executive for good reason in connection with a change of control of the Company.  As provided under the terms of the executive severance arrangements, represents the greater of the amount payable under the executive arrangements and the change of control plan on a payment-by-payment and benefit-by-benefit basis.

(2)

Represents amounts payable under the terms of the executive severance arrangements upon a termination of employment by the Company without cause or by the executive for good reason not in connection with a change of control of the Company.

(3)

Pro-rata bonus amounts assume no bonuses in respect of fiscal 2016 have been paid to the executives as of December 31, 2016 and that all fiscal 2015 bonus amounts have been paid as of such date, in each case, as would be consistent with Paratek’s historical practice.

(4)

With respect to options, reflects in-the-money value of the unvested portion of the named executive officer’s options that have vesting provisions based solely on time, and not performance milestones. The value is calculated by multiplying the number of unvested time-based options subject to accelerated vesting by the excess (if any) of $15.40, the closing price of our common stock on the NASDAQ Global Market on December 31, 2016, over the exercise price of the options. With respect to RSUs, the value is calculated by multiplying the number of unvested RSUs that are eligible to vest solely based on time by $15.40, the closing price of our common stock on the NASDAQ Global Market on December 31, 2016.

Employment, Severance and Change in Control Agreements

We have employment agreements with each of our current named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the offer letters are described below; however, the fiscal 2016 base salary and bonus opportunity for each named executive officer can be found above under “Elements of Executive Compensation.” A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Michael F. Bigham

In June 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Bigham Agreement, with Mr. Bigham, pursuant to which he commenced employment on an at-will basis as our Chief Executive Officer. Pursuant to the terms of the Bigham Agreement, Mr. Bigham was to receive an initial annual base salary of $250,000; under the terms of his agreement, Mr. Bigham was only required to devote 50% of his time and attention to Paratek (currently Mr. Bigham devotes approximately 90% of his time to Paratek). In addition, the Bigham Agreement provides that Mr. Bigham is eligible to earn an annual discretionary performance bonus of up to 50% of his annual base salary. Upon termination of Mr. Bigham’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. Notwithstanding the foregoing sentence, Mr. Bigham’s unvested options will become fully-vested if his employment is terminated. Upon termination of Mr. Bigham’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Bigham’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

In February 2015, the Bigham Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Bigham that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Mr. Bigham’s amended employment agreement also set his annual base salary, effective January 1, 2015, at $375,000 and decreased his discretionary performance bonus for the year ending December 31, 2015 from 50% of his base salary to 40% of his base salary. All other material terms of the Bigham Agreement remained in effect.

Evan Loh, M.D.

In September 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Loh Agreement, with Dr. Loh, pursuant to which he commenced employment on an at-will basis as our President and Chief Medical Officer. Pursuant to the terms of the Loh Agreement, Dr. Loh was to receive an initial annual base salary of $345,000. In addition, the Loh Agreement provides that Dr. Loh is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Dr. Loh’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Dr. Loh’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Dr. Loh’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Dr. Loh’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, and a prorated portion of the performance bonus he would have earned for the year in which his employment terminates.

In February 2015, the Loh Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Dr. Loh that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Dr. Loh’s amended employment agreement also increased his discretionary performance bonus for the year ending December 31, 2015 from 30% of his base salary to 35% of his base salary. All other material terms of the Loh Agreement remained in effect.

Douglas W. Pagán

In November 2014, we entered into an offer letter agreement with Mr. Pagán, or the Pagán Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Financial Officer. Pursuant to the terms of the Pagán Agreement, Mr. Pagán was to receive an initial annual base salary of $300,000 and was eligible to earn a signing bonus of $65,000. In addition, the Pagán Agreement provides that Mr. Pagán is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Mr. Pagán’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Pagán’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Pagán’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In February 2015, Mr. Pagán was granted options for 160,000 shares of common stock (of which 25% vested after twelve months of service and the remaining 75% vests monthly over three years) and RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

In February 2015, the Pagán Agreement was amended to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Pagán that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. All other material terms of the Pagán Agreement remained in effect.

Adam Woodrow

In August 2014, we entered into an offer letter agreement with Mr. Woodrow, or the Woodrow Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Commercial Officer, or CCO. Pursuant to the terms of the Woodrow Agreement, Mr. Woodrow was to receive an initial annual base salary of $320,000. In addition, the Woodrow Agreement provides that Mr. Woodrow is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Mr. Woodrow’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Woodrow’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Woodrow’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Woodrow’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary.

In February 2015, Mr. Woodrow was granted options for 125,391 shares of common stock (the options vest, subject to his continued service with the Company, in three equal tranches of 41,797 options shares each). The first tranche of options shall vest monthly in equal installments over a forty-eight (48)-month period commencing on January 1, 2015, and the other two tranches shall vest in part based on performance milestones, as specified by the Board. Mr. Woodrow was also granted RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

In February 2015, the Woodrow Agreement was amended to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Woodrow that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. All other material terms of the Woodrow Agreement remained in effect.

William M. Haskel

In June 2015, we entered into an offer letter agreement with Mr. Haskel, or the Haskel Agreement, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, General Counsel, and Secretary. Pursuant to the terms of the Haskel Agreement, Mr. Haskel was to receive an initial annual base salary of $325,000. In addition, the Haskel Agreement provides that Mr. Haskel is eligible to earn an annual discretionary performance bonus with a target of 30% of his annual base salary. Upon termination of Mr. Haskel’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Haskel’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Haskel’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Haskel’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.  Mr. Haskel was also eligible to receive relocation benefits up to a maximum of $150,000 in reimbursements, provided that he completed the relocation of his household and residence from New Jersey to the Boston area within nine months of his start date with Paratek.  Paratek agreed to revisit in good faith the actual amount of reimbursement with Mr. Haskel and the nine month period necessary to close the sale of his current household if, as and when needed.  In the event Mr. Haskel voluntarily terminated his employment within 18 months after payment of any relocation expenses, Mr. Haskel would have been required to repay the total relocation expenses to the Company on or before his termination date.

In June 2015, Mr. Haskel was granted options for 130,000 shares of common stock (of which 25% vested after 12 months of service and the remaining 75% vests monthly thereafter over a 36-month period) and RSUs for 20,000 shares of common stock (of which 100% vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Franson, Ms. Peterson and Mr. Radie. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2016.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;
•	annual evaluation of the performance of our Board of Directors and of individual directors;
•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and related matters; and
•	annual evaluation of the performance of management of the Company.

When considering candidates for director, the Nominating and Corporate Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Paratek, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having personal integrity and ethics, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Paratek and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Paratek, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Paratek during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Paratek Code of Business Conduct and Ethics (the “Code”) that applies to all officers, directors, employees and consultants to the Company. The Code is available on our website at the “Investors” section of our website at

www.paratekpharma.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers and directors as of March 31, 2017.

Name	Age	Position
Michael F. Bigham	59	Chief Executive Officer and Chairman of the Board
Evan Loh, M.D.	58	President, Chief Operating Officer, Chief Medical Officer and Director
William M. Haskel	56	Senior Vice President, General Counsel and Corporate Secretary
Douglas W. Pagán	45	Chief Financial Officer
Adam Woodrow	50	Vice President and Chief Commercial Officer

Mr. Bigham’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

Dr. Loh’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

William M. Haskel. Mr. Haskel joined Paratek in June 2015 as our Senior Vice President, General Counsel and Corporate Secretary. From 2011 until March 2015, Mr. Haskel served as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cambrex Corporation, where he reported to the CEO, and was a member of core management committees. In his role at Cambrex Corporation, Mr. Haskel provided counsel to the board of directors, CEO, and senior management, and was responsible for the global law function as well as overseeing Global Regulatory and Quality Affairs, and Environment, Health and Safety and was a principal adviser for Board, Governance, M&A, Securities and Corporate matters. Previously, Mr. Haskel enjoyed an 18-year career of progressive responsibilities at Wyeth, which was acquired by Pfizer in 2009 in a transaction valued at $68 billion. Mr. Haskel served as Vice President and Associate General Counsel-Corporate where he was an advisor to executive management and managed a group of 33 employees/19 lawyers across corporate and pharmaceutical division headquarters, and led legal teams on a series of complex multi-billion dollar global transactions that drove the Company's transition from a diversified holding company to a focused health care company. Mr. Haskel also served as Vice President, Global Administration where he led a newly formed global department charged with designing and executing global strategies to capture cost savings and business efficiencies in light of the new health care environment. During this time, Mr. Haskel also served as Advisor for the Pfizer Transaction and was a leader of the integration of Wyeth into Pfizer. Earlier at Wyeth, Mr. Haskel was selected to be the Assistant Vice President, Planning; Assistant to the Chairman, President and CEO; and Secretary of Wyeth Management Committee. Earlier in his career, Mr. Haskel was a corporate associate at the law firms Hale & Dorr (now WilmerHale) in Boston, and Olwine, Connelly, Chase, O'Donnell & Weyher in New York City. He received his J.D. from George Washington University Law School; his B.A. from Franklin and Marshall College; and has bar admissions in New York State; Commonwealth of Massachusetts; and the United States District Court (District of Massachusetts).

Douglas W. Pagán. Mr. Pagán joined Paratek in December 2014 as our Chief Financial Officer. He most recently served as Vice President, Finance at Acceleron Pharma Inc., or Acceleron, which he joined in 2008. There, he was responsible for strategic and financial planning, accounting, SEC reporting, treasury and financial operations, including undertaking a significant role in the company’s Initial Public Offering. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson & Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.

Adam Woodrow. Mr. Woodrow joined Paratek in October 2014 as our Vice President and Chief Commercial Officer. From October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles. There, he had a worldwide responsibility for Global Strategic Marketing, New Business Development and Early Commercial Development for Pfizer Specialty Products. Mr. Woodrow’s portfolio included inflammation, anti-infectives, antifungals, hemophilia, endocrinology, neurology and rare diseases. Mr. Woodrow’s early commercial work focused on inflammation, neuroscience, hematology, renal and rare diseases. Mr. Woodrow joined Pfizer from Wyeth Pharmaceuticals (“Wyeth”), where he was Vice President and Global Business Manager for Enbrel. In his 10 years at Wyeth, Mr. Woodrow held senior marketing and sales positions in the United States and in his native United Kingdom. Prior to joining Wyeth, Mr. Woodrow held sales and marketing positions with Bayer Pharmaceuticals. In his career in the pharmaceutical industry, Mr. Woodrow has worked with several non-profit societies and organizations such as the Hemophilia Society, the Primary Immune Deficiency Society, the Prostate Cancer Support Association and has served on the board of the New York Chapter of the Arthritis Foundation. Mr. Woodrow received his B.S. in Industrial Chemistry with a specialization in Pharmaceutical Medicine from the University of Wales College of Cardiff.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2017 by:

•	each director and nominee for director;
•	each of the executive officers named in the Summary Compensation Table;
•	all executive officers and directors of Paratek as a group; and
•	all those we know to be beneficial owners of more than 5% of our common stock.

The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned below is based on total of 25,742,253 shares of common stock outstanding as of March 31, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2017, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Unless otherwise indicated in the footnotes, the address for each stockholder listed is: c/o Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

	Number of shares beneficially owned (1)(2)	Percentage owned
5% Stockholders
Abingworth Bioventures VI LP (3)	1,301,413	5.1%
Baupost Group Securities, L.L.C (4)	2,044,498	7.9%
Blackrock, Inc. (5)	1,300,002	5.1%
Fidelity (6)	2,115,292	8.2%
Entities affiliated with Omega Funds (7)	2,606,822	10.1%

Directors and Named Executive Officers
Michael F. Bigham (8)	474,755	*
Evan Loh, M.D. (9)	321,255	*
Douglas W. Pagán (10)	125,012	*
William M. Haskel (11)	79,042
Adam Woodrow (12)	128,108	*
Timothy R. Franson, M.D. (13)	25,722	*
Richard J. Lim	—
Thomas J. Dietz, Ph.D (14)	33,930	*
Robert S. Radie (13)	28,500	*
Jeffrey Stein, Ph.D (13)	28,500	*
Kristine Peterson (15)	9,278	*
All executive officers and directors as a group (16)	1,254,102	4.9%

*	Represents beneficial ownership of less than 2% of the shares of common stock, if applicable.
(1)

This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable within 60 days of March 31, 2017.
(3)

Based upon information provided by Abingworth Bioventures in a Schedule 13G filed on February 16, 2016, reporting as of December 31, 2015. Abingworth Bioventures VI GP LP, a Scottish limited partnership, serves as the general partner of Abingworth Bioventures VI LP (“ABV VI”). Abingworth General Partner VI LLP, a Scottish limited liability partnership, serves as the general partner Abingworth Bioventures VI GP LP. Abingworth Bioventures VI GP Limited, an English company, serves as the managing member of Abingworth General Partner VI LLP. Abingworth Bioventures VI GP LP

has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VI. An investment committee of Abingworth LLP, comprised of Joseph Anderson, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting, approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VI. Each of Abingworth Bioventures VI GP LP, Abingworth General Partner VI LLP, Abingworth Bioventures VI GP Limited, Joseph Anderson, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting disclaims beneficial ownership of the securities held by ABV VI save to the extent of their pecuniary interest therein. The address for Abingworth Bioventures VI LP is 38 Jermyn Street, London, UK SW1Y 6DN.

(4)

Based upon information provided by The Baupost Group, L.L.C. (“Baupost”) in a Schedule 13G filed on February 14, 2017, reporting as of December 31, 2016. Baupost is a registered investment adviser and acts as the investment adviser and general partner to various private investment limited partnerships, SAK Corporation, as the Manager of Baupost, and Mr. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Exchange Act of the securities beneficially owned by Baupost. Securities reported on Schedule 13G as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships.  Baupost Group Securities, L.L.C. (“BGS”), is a nominee of Baupost used to transact in securities on behalf of the investment limited partnerships. BGS has no voting or investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, BGS, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)

Based upon information provided by Blackrock, Inc. (“Blackrock”) in a Schedule 13G filed on January 30, 2017, reporting as of December 31, 2016. Blackrock is a corporation duly organized under the laws of the State of Delaware with a principal business address of 55 East 52nd Street, New York, NY 10055.

(6)

Based upon the information provided by FMR LLC in a Schedule 13G filed on February 14, 2017, reporting as of December 31, 2016. Consists of 1,315,832 shares held by Fidelity Select Portfolios: Biotechnology Portfolio and 799,460 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund. The accounts that hold these shares are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(7)

Based on information provided by Omega Fund III GP, L.P. (“Omega III GP LP”) is the general III, L.P. (“Omega III) on a Schedule 13D filed on March 10, 2017. Consists of 1,191,448 shares held directly by Omega Fund III, L.P. (“Omega III”), 635,572 held directly by K/S Danish BioVenture (“Danish BV”) and 779,802 shares held directly by Omega Fund IV, L.P (“Omega IV”). Also included in the above stated figures are 4,083 shares issuable to Omega III and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of March 31, 2017. Omega Fund III GP, L.P. (“Omega III GP LP”) is the general partner of Omega III. Omega Fund III G.P., Ltd. (“Omega III GP Ltd.”) is the general partner of Omega III GP LP. Clessidra, LLC (”Clessidra”) is the sole shareholder of Omega III GP Ltd. Otello Stampacchia is the sole shareholder of Clessidra. Kris Allen and Martin Mullins are all the directors of Omega III GP Ltd. Mr. Allen and Mr. Mullins have shared voting and investment power over the shares held by Omega III.  Danish BioVenture General Partner ApS (“Danish BioVenture GP”) is the general partner of Danish BV. Mr. Stampacchia, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Danish BioVenture GP and have shared voting and investment power over the shares held by Danish BV.  Omega Fund IV GP, L.P. (“Omega IV GP LP”) is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd. (“Omega IV GP Manager”) is the general partner of Omega IV GP LP. Mr. Stampacchia, Mr. Lim and Ms. Paster are all the shareholders and directors of Omega IV GP Manager and have shared voting and investment power over the shares held by Omega IV.  The address of Omega III, Omega III GP LP, Omega III GP Ltd, Mr. Allen and Mr. Mullins is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL, Channel Islands, UK. The address of Omega IV, Omega IV GP LP, Omega IV GP Ltd, Clessidra, Mr. Lim, Mr. Stampacchia and Mr. Paster is 185 Dartmouth Street, Suite 502, Boston, MA. The address of Danish BV and Danish BioVenture GP is c/o Gorrissen Federspiel, 12 H.C. Andersens Blvd, Copenhagen, Denmark.

(8)

Consists of 5,000 shares held directly by Mr. Bigham and 469,755 shares issuable to Mr. Bigham upon exercise of options exercisable within 60 days of March 31, 2017. Mr. Bigham has no voting or dispositive power with regard to any of the above referenced shares held by entities affiliated with ABV VI and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Consists of 54,783 shares held directly by Dr. Loh and 266,472 shares issuable to Dr. Loh upon exercise of options exercisable within 60 days of March 31, 2017.
(10)	Consists of 4,595 shares held directly by Mr. Pagán and 120,417 shares issuable to Mr. Pagán upon exercise of options exercisable within 60 days of March 31, 2017.
(11)	Consists of 4,666 shares held directly by Mr. Haskel and 74,376 shares issuable to Mr. Haskel upon exercise of options exercisable within 60 days of March 31, 2017
(12)	Consists of 5,790 shares held directly by Mr. Woodrow and 122,318 shares issuable to Mr. Woodrow upon exercise of options exercisable within 60 days of March 31, 2017
(13)	Consists of shares issuable to the Director upon exercise of options exercisable within 60 days of March 31, 2017.
(14)	Consists of 5,430 shares held directly by Dr. Dietz and 28,500 shares issuable to Dr. Dietz upon exercise of options exercisable within 60 days of March 31, 2017.
(15)	Consists of 9,278 shares issuable to Ms. Peterson upon exercise of options exercisable within 60 days of March 31. Ms. Peterson was elected to the Paratek Board of Directors on March 2, 2016.
(16)	Includes 74,834 of common stock held directly by all executive officers and 1,053,338 shares issuable to all executive officers upon exercise of options exercisable within 60 days of March 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Paratek. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2016 certain information with respect to the compensation of our non-employee directors:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2016

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Current Non-Employee Directors
Thomas J. Dietz, Ph.D. (2)	87,758	107,218	194,976
Timothy R. Franson, M.D. (2)	52,363	107,218	159,581
Richard J. Lim (3)	—	—	—
Kristine Peterson (4)	43,904	194,996	238,900
Robert S. Radie (2)	62,297	107,218	169,515
Jeffery Stein, Ph.D. (2)	64,500	107,218	171,718

(1)

Amounts shown reflect the grant date fair value of each stock option granted to our non-employee directors in fiscal 2016, computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 15, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	As of December 31, 2016, each Director had 32,000 stock options outstanding.

(3)	Mr. Lim had no equity awards outstanding as of December 31, 2016.
(4)

Ms. Peterson was appointed to the Board effective March 2, 2016. As such, fees earned were pro-rated to reflect her March 2016 appointment date. Ms. Peterson also received a grant of stock options to purchase 20,000 shares of our common stock upon appointment to the Board of Directors, which were outstanding as of December 31, 2016.

Non-Employee Director Compensation Policy

2016 Policy

In February 2015, the Board of Directors adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. This policy was amended in February 2016.

Cash Compensation

During 2016, each non-employee director received an annual cash retainer of $45,000 for serving on the Board of Directors.

The chairperson and members of the three standing committees of Board of Directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	12,000	6,000
Nominating and Corporate Governance Committee	8,000	4,000

Equity Compensation

Under our non-employee director compensation policy, each person who is initially appointed or elected to the Board of Directors is eligible to receive a grant of stock options to purchase 20,000 shares of our common stock on the date he or she first becomes a non-employee director, which will vest 1/36th of the shares subject to the option on a monthly basis. In addition, for each subsequent year, each continuing non-employee director is eligible to receive an annual option grant to purchase 12,000 shares of our common stock. Each stock option will vest over one year as to 1/12th of the shares subject to the option on a monthly basis. The annual option grant is prorated when granted to any non-employee director that becomes a non-employee director during the fiscal year, based on the portion of the fiscal year that the director served on the Board of Directors. The options are granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant.

In February 2017, we granted each of Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein and Mrs. Peterson a stock option to purchase 6,000 shares of common stock with an exercise price of $15.10 per share, which was equal to the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant. Each stock option will vest as to 1/12th of the shares subject to the option on a monthly basis in accordance with our non-employee director equity compensation policy. In addition, we granted Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein and Mrs. Peterson a restricted stock unit award of 6,000 shares of common stock. Each RSU award will 100% vest on the one-year anniversary of the grant.

TRANSACTIONS WITH RELATED PARTIES

Described below are any transactions occurring since January 1, 2016 and any currently proposed transactions to which we were or are a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and
•

A director (or nominee for director), executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, which provide for the advancement of expenses under certain conditions and requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Affiliations with Principal Stockholders

Richard J. Lim, a member of our Board of Directors, is a General Partner at Omega Funds, which is an affiliate of K/S Danish Bioventure and Omega Fund III, L.P., which, in the aggregate, is a holder of approximately 10% of Paratek’s outstanding capital stock as of March 31, 2017. Mr. Lim is also one of the members of the investment committee of Omega Funds and a director of K/S Danish Bioventure.

Michael F. Bigham, our Chairman and Chief Executive Officer, provides consulting services as an Executive Partner to Abingworth Management Inc. and Abingworth LLP, an affiliate of Abingworth Bioventures VI LP, which is a holder of approximately 5% of Paratek’s outstanding capital stock as of March 31, 2017.

Policy for Approval of Related Person Transactions

We have a related person transaction policy under our Code of Business Conduct and Ethics that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $25,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee will consider all relevant facts and circumstances deemed relevant by and available to the Audit Committee and will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Paratek stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Paratek. Direct your written request to Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston Massachusetts 02116, or telephone (617) 807-6600. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Policy Regarding Shareholder Communications with Directors

Shareholders may communicate directly with the Board of Directors by writing to:

Board of Directors

c/o Corporate Secretary

Paratek Pharmaceuticals, Inc.

75 Park Plaza, 4th Floor

Boston, Massachusetts 02116

The Corporate Secretary will forward such communications to the Board of Directors at or prior to the next meeting of the Board.

Shareholders wishing to communicate only with the independent directors, specific committees or an individual director should address their communications to such committee or director(s), care of the Corporate Secretary.  These communications will be handled by the Corporate Secretary and forwarded to the applicable director(s) and/or committee(s) at or prior to the next meeting of such director(s).

The Board of Directors or the recipient directors will determine, in their sole discretion, how any such communications will be reviewed and considered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Directions to Annual Meeting

Directions to the 2017 Annual Meeting of Stockholders, to be held at Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199 are set forth below:

From North of Boston: From Route 93 take exit 26, Leverett Connector/Storrow Drive, and follow to the Copley Square exit on the left. Take a right onto Beacon Street and follow to Exeter Street. Take a left onto Exeter Street and follow 11 blocks. Take a right on Huntington Avenue. The Prudential Center Garage will be on the right.

From West of Boston: Follow the Mass Pike eastbound into Boston (the Mass Pike is accessible from Route 128/I-95). Get off at exit 22, Copley Square/Prudential Center. Follow signs for Prudential Center. This will take you directly to the Prudential Center Garage entrance, which will be on your right.

From South of Boston: From Route 93 take exit 18, Massachusetts Avenue. Follow sign to Massachusetts Avenue and turn right. Follow Massachusetts Avenue for about 2 miles to Huntington Avenue. Take a right on Huntington Avenue. Take a left on Belvidere Street. The Prudential Center garage entrance will be on your right before Sovereign Bank.

From Logan Airport: Access Boston via the Sumner Tunnel and exit onto Route 93 North. Take exit 26, Leverett Connector/Storrow Drive, and follow to the Copley Square exit on the left. Take a right onto Beacon Street and follow to Exeter Street. Take a left onto Exeter Street and follow 11 blocks. Take a right on Huntington Avenue. The Prudential Center Garage will be on the right.

Parking: The Prudential Tower is best accessed via the South Garage, which has two entrances on Huntington Avenue, one on Dalton Street and one on Belvedere Street. The Red and Yellow levels are both part of the South Garage. Attendant parking is available on both levels at no additional charge.

By Order of the Board of Directors

William M. Haskel

Corporate Secretary

April 21, 2017

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Paratek under the Exchange Act of 1933 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Appendix A

PARATEK PHARMACEUTICALS, INC.

ANNUAL INCENTIVE PLAN

This Annual Incentive Plan (the “Plan”) has been established to advance the interests of Paratek Pharmaceuticals, Inc. (the “Company”) by providing for the grant of Awards to eligible employees of the Company and its subsidiaries, including Awards intended to qualify for the performance-based compensation exemption (“Exempt Awards”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations thereunder, “Section 162(m)”), to the extent applicable.

I. ADMINISTRATION

The Plan will be administered by the Committee and its delegates (the Committee and its delegates, to the extent of such delegation, are referred to herein as the “Administrator”); provided, that all determinations and other actions of the Administrator required by the performance-based compensation provisions of Section 162(m) to be made or taken by a “compensation committee” (as defined in Section 162(m)) will be made or taken hereunder directly by the Committee, and all references to the Administrator herein are to be construed accordingly.  For purposes of the Plan, “Committee” means the Compensation Committee of the Board of Directors of the Company, except that, for purposes of any Exempt Award, if any member of the Compensation Committee is not an “outside director” (as defined in Section 162(m)), “Committee” means a subcommittee of the Compensation Committee consisting solely of those Compensation Committee members who are “outside directors” as so defined.

The Administrator has the authority to interpret the Plan and Awards, to determine eligibility for Awards, to determine the terms of and the conditions applicable to any Award, and generally to do all things necessary to administer the Plan.  Any interpretation or decision by the Administrator with respect to the Plan or any Award will be final and conclusive as to all parties.

II. ELIGIBILITY; PARTICIPANTS

Executive officers and other employees of the Company and its subsidiaries shall be eligible to participate in the Plan.  The Committee will select, from among those eligible, the persons who will from time to time participate in the Plan (each, a “Participant”).  Participation with respect to one Award under the Plan will not entitle an individual to participate with respect to a subsequent Award or Awards, if any.

III. GRANT OF AWARDS

The term “Award” as used in the Plan means a cash award opportunity that is granted to a Participant with respect to a specified performance period (consisting of the Company’s fiscal year or such other period as the Administrator may determine, each a “Performance Period”).  A Participant who is granted an Award will be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award.  By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant agrees (or will be deemed to agree) to the terms of the Award and the Plan.  For each Award, the Administrator shall establish the following:

(a) the Performance Criteria (as defined in Section IV below) applicable to the Award;

(b) the amount or amounts that will be payable (subject to adjustment in accordance with Section V) if the Performance Criteria are achieved; and

(c) such other terms and conditions as the Administrator deems appropriate, subject in each case to the terms of the Plan.

For Exempt Awards, (i) such terms shall be established by the Committee not later than (A) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (B) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, and (ii) once the Committee has established the terms of such Award in accordance with the foregoing, it shall not thereafter adjust such terms, except to reduce payments, if any, under the Award in accordance with Section V or as otherwise permitted in accordance with the requirements of Section 162(m).

IV. PERFORMANCE CRITERIA

As used in the Plan, “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting, payment or full enjoyment of an Award.  For Exempt Awards, a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following (measured absolutely, by reference to an index or indices, or relative to a peer group, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (a) earnings (including earnings per share and net earnings); (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization; (d) total stockholder return; (e) return on equity or average stockholder’s equity; (f) return on assets, investment, or capital employed; (g) stock price; (h) margin (including gross margin); (i) income (before or after taxes); (j) operating income; (k) operating income after taxes; (l) pre-tax profit; (m) operating cash flow; (n) sales or revenue targets; (o) increases in revenue or product revenue; (p) expenditures and/or cost reduction goals; (q) improvement in or attainment of working capital levels; (r) economic value added (or an equivalent metric); (s) market share; (t) cash flow; (u) cash flow per share; (v) share price performance; (w) debt reduction; (x) implementation or completion of projects or processes; (y) customer satisfaction; (z) stockholders’ equity; (aa) capital expenditures; (bb) debt levels; (cc) operating profit or net operating profit; (dd) workforce diversity; (ee) growth of net income or operating income; (ff) billings; (gg) pre-clinical development related compound goals; (hh) financing; (ii) regulatory achievements, including approval of a compound; (jj) stockholder liquidity; (kk) corporate governance and compliance; (ll) product commercialization; (mm) intellectual property; (nn) personnel matters; (oo) progress of internal research or clinical programs; (pp) progress of partnered programs; (qq) initiation, implementation or completion of projects and processes; (rr) partner or customer satisfaction; (ss) budget management; (tt) clinical achievements; (uu) completing phases of a clinical study (including the treatment phase); (vv) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (ww) timely completion of clinical trials; (xx) submission of INDs and NDAs and other regulatory achievements; (yy) partner or collaborator achievements; (zz) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (aaa) research progress, including the development of programs; (bbb) investor relations, analysts and communication; (ccc) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (ddd) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (eee) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (fff) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); and (ggg) co-development, co-marketing, profit sharing, joint venture or other similar arrangements. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss, may be applied to the Participant, a business unit or division, or the Company as a whole, and may relate to individual performance.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide, in the case of any Exempt Award, that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

V. CERTIFICATION OF PERFORMANCE; AMOUNT PAYABLE UNDER AWARDS

As soon as practicable after the close of a Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for the Performance Period have been satisfied and, in the case of Exempt Awards, will take such steps as it determines to be sufficient to satisfy the certification requirement under Section 162(m) as to such performance results.  The Committee shall then determine the actual payment, if any, under each Award.  No amount may be paid under any Exempt Award unless such certification requirement has been satisfied as set forth above, except as provided by the Committee consistent with the requirements of Section 162(m).  The Committee may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under any Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award or, in the case of Awards other than Exempt Awards, otherwise adjust the amount payable under such Award.  The Committee may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.  The actual payment under an Exempt Award may be less than (but in no event more than) the amount indicated by the certified level of achievement under the Award.  The actual payment under an Award other than an Exempt Award may be more or less than the amount indicated by the level of achievement under the Award.  In each case the Administrator’s discretionary determination, which may affect different Awards differently, will be binding on all parties.  Notwithstanding the foregoing, the Administrator may at any time and to such extent as it determines waive its discretionary adjustment authority under this Section V.

VI. PAYMENT UNDER AWARDS

Except as otherwise determined by the Administrator or as otherwise provided in this Section VI, all payments under the Plan will be made, if at all, no later than two and a half months following the close of the fiscal year following the fiscal year in which the Performance Period ends; provided, that the Administrator may authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A of the Code and the regulations thereunder (“Section 409A”).  The Administrator may, but need not, provide that an Award payment will not be made unless the Participant has remained employed with the Company and its subsidiaries through the date of payment.  Any deferrals with respect to an Exempt Award will be subject to adjustment for notional interest or other notional earnings on a basis, determined by the Administrator, that is consistent with qualification of the Award as exempt performance-based compensation under Section 162(m).  Awards under the Plan are intended either to qualify for exemption from, or to comply with the requirements of, Section 409A, but neither the Company nor any affiliate, nor the Administrator, nor any person acting on behalf of the Company, any affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

VII. PAYMENT LIMITS

The maximum amount payable to any person in any fiscal year of the Company under Exempt Awards will be $2,000,000, which limitation, with respect to any such Awards for which payment is deferred in accordance with Section VI above, shall be applied without regard to such deferral.

VIII. TAX WITHHOLDING

All payments under the Plan will be subject to reduction for applicable tax and other legally or contractually required withholdings.

IX. AMENDMENT AND TERMINATION

The Committee may amend the Plan at any time and from time to time; provided, that, with respect to Exempt Awards, no amendment for which Section 162(m) would require shareholder approval in order to preserve the eligibility of such Awards as exempt performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Section 162(m).  The Committee may at any time terminate the Plan.

X. MISCELLANEOUS

Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards, in each case (a) to the extent provided by the Administrator in connection with (i) a breach by the Participant of an Award agreement or the Plan, or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with the Company or any of its Affiliates or (ii) an overpayment to the Participant of incentive compensation due to inaccurate financial data, (b) in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or (c) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.  Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section X(a) at such time and in such manner as the Administrator shall determine in its sole discretion and consistent with applicable law.  The Company will not be responsible for any adverse tax or other consequences to a Participant that may arise in connection with the first paragraph of Section X.

No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Performance Period be construed as giving a Participant the right to be retained in the employ or service of the Company or its Affiliates for that Performance Period or for any other period.  The loss of an Award will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

In the case of any Exempt Award, the Plan and such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with qualifying the Award for the exemption for performance-based compensation under Section 162(m), notwithstanding anything to the contrary in the Plan.  Awards will not be required to be comply with the provisions of the Plan applicable to Exempt Awards (including, without limitation, the composition of the Committee as set forth in

Section I above or the Performance Criteria applicable thereto) if and to the extent they are eligible (as determined by the Committee) for exemption from such limitations by reason of the transition relief set forth in Treas. Regs. § 1.162-27(f).

The Plan shall be effective as of January 1, 2017 (the “Effective Date”) and shall supersede and replace the Company’s annual cash bonus program with respect to Awards granted to eligible executive officers and employees after the Effective Date.

PARATEK PHARMACEUTICALS,   INC. 75  PARK  PLAZA,  4TH FLOOR BOSTON, MA  02116 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY,  ON A1A 1A1 2345678 1234567 2345678 1234567 2345678 1234567 234567 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and  annual  reports  electronically  via  e-mail  or  the  Internet.  To  sign  up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.         NAME THE COMPANY NAME INC. - COMMON   CONTROL #  →   SHARES       123,456,789,012.12345    THE COMPANY NAME INC. - CLASS A123,456,789,012.12345  THE COMPANY NAME INC. - CLASS B123,456,789,012.12345  THE COMPANY NAME INC. - CLASS C123,456,789,012.12345  THE COMPANY NAME INC. - CLASS D123,456,789,012.12345  THE COMPANY NAME INC. - CLASS E123,456,789,012.12345  THE COMPANY NAME INC. - CLASS F123,456,789,012.12345  THE COMPA N Y NAME INC. - 401 K123,456,789,012.12345     x TO VOTE, MARK BLOCKS  BELOW IN  BLUE OR BLACK INK AS FOLLOWS:    PAGE     1 OF 2     KEEP THIS  PORTION FOR YOUR RECORDS    THIS    PROXY CARD  IS  VALID   ONLY  WHEN    SIGNED   AND    DATED.   DETACH AND RETURN  THIS  PORTION ONLY        The Board  of  Directors  recommends  you vote FOR the following:   For      Withhold For All AllAllExcept   To    withhold authority  to  vote  for  any individual   nominee(s),  mark “For All Except” and write  the  number(s) of  the nominee(s)  on   the  line  below.     1.    Election of  Directors  Nominees  01   Michael  F.  Bigham02   Robert S.  Radie   000     The Board  of  Directors  recommends  you vote FORThe Board  of  Directors  recommends  you vote FOR the following  proposal:ForAgainstAbstainproposals 4.  and 5.ForAgainstAbstain 2.    To consider  and approve a non-binding advisory 000 4.    To consider  and approve the  Paratek 0 vote  on the  compensation of  our  named  executivePharmaceuticals, Inc.  Annual Incentive Plan.00 officers. 5.    To ratify the  selection by the  Audit  Committee0 of the  Board of  Directors of  Ernst  &  Young   LLP00    The Board  of  Directors  recommends  you vote 3 YEARS on  the following  proposal:1 year   2 years    3 years    Abstain   as our  independent  registered  public  accounting firm for the  year  ending December  31,  2017.    3.    To hold  a non-binding advisory vote  on the  frequency  of  holding   future non-binding advisory votes  on the compensation of  our  named  executive officers.   0000    NOTE:  Such other  business  as may  properly come before  the  meeting or  any adjournment thereof.      For address change/comments, mark here. (see  reverse  for instructions)YesNo Please indicate if you plan  to  attend  this meeting00     Please sign  exactly as your  name(s) appear(s)  hereon.  When  signing as attorney, executor, administrator, or  other  fiduciary, please  give  full title as such.  Joint owners should  each sign  personally. All holders  must sign. If a corporation or partnership, please  sign  in full corporate or  partnership name  by authorized officer.   JOB #      SHARES CUSIP # SEQUENCE #   Signature [PLEASE  SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date 0000330991_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Shareholder Letter is/are available at  www.proxyvote.com    PARATEK PHARMACEUTICALS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 15, 2017 8:00 AM Eastern Daylight Time  The stockholder(s) hereby appoint(s) William M. Haskel and Douglas W. Pagán, or either of them, as proxies and attorneys- in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Paratek Pharmaceuticals, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Daylight Time on June 15, 2017, at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, and any adjournment, continuations or postponement thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5 AT THE PROXYHOLDER'S DISCRETION, ON SUCH OTHER MATTERS, IF ANY, THAT MAY COME BEFORE THE ANNUAL MEETING.     Address  change/comments:       (If you  noted any Address Changes and/or Comments above, please mark corresponding box  on  the reverse side.)  Continued and to be signed on reverse side 0000330991_2 R1.0.1.15